United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2024

Pineapple Energy Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-31588	41-0957999
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10900 Red Circle Drive Minnetonka, MN	55343
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 996-1674

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value, $.05 per share	PEGY	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2024, Kyle Udseth informed Pineapple Energy Inc. (the “Company”) of his decision to resign as Chief Executive Officer and as a director of the Company, effective May 17, 2024. The Company’s Board of Directors has appointed Scott Maskin as the Company’s Interim Chief Executive Officer, effective May 17, 2024. Mr. Udseth’s decision to resign was not the result of any dispute or disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Mr. Maskin

Mr. Maskin, age 60, has served on the Company’s Board of Directors since November 2022 and as its Senior Vice President and General Manager, New York Division since November 2022. Mr. Maskin is the co-founder of SUNation Energy, and served as its chief executive officer from its inception in June 2003 until the Company’s acquisition of SUNation in November 2022. Previously, Mr. Maskin developed nearly 20 years of experience on electrical and contracting work on commercial and residential properties and has a Master Electrician’s license.

There were no changes to Mr. Maskin’s compensation in connection with his appointment as Interim Chief Executive Officer. Mr. Maskin is party to an Employment Agreement with the Company related to his position as Senior Vice President and General Manager, New York Division, a copy of which is incorporated herein by reference as Exhibit 10.1. Mr. Maskin’s Employment Agreement has not been amended in connection with his appointment as Interim Chief Executive Officer.

On November 9, 2022, the Company entered into a Transaction Agreement (the “Transaction Agreement”) with Solar Merger Sub, LLC, a New York limited liability company and wholly owned subsidiary of the Company, Scott Maskin, James Brennan, Scott Sousa and Brian Karp (collectively, the “Sellers”), and Scott Maskin as representative of each seller, pursuant to which the Company acquired all of the issued and outstanding equity of SUNation Solar Systems, Inc. and five of its affiliated entities (collectively, “SUNation”), directly or indirectly, from the Sellers. Mr. Maskin was appointed a director of the Company and the Senior Vice President and General Manager, New York Division, of the Company, received 513,300 shares of Company common stock as consideration in the transaction and was granted an inducement award of 69,091 restricted stock units in connection with his employment with the Company.

The Company acquired SUNation from the Sellers for an aggregate purchase price of $18,440,533, comprised of (a) $2,390,000 in cash consideration paid at closing, (b) the issuance at closing of a $5,000,000 Short-Term Limited Recourse Secured Promissory Note payable to Messrs. Maskin and Brennan (the “Short-Term Note”), (c) the issuance at closing of a $5,486,000 Long-Term Promissory Note payable to Messrs. Maskin and Brennan (the “Long-Term Note”), with a fair value of $4,830,533 at the acquisition date, and (d) the issuance at closing of an aggregate of 1,480,000 shares of Company common stock. The purchase price also includes potential earn-out payments of up to $5,000,000 in the aggregate based on the percentage of year-over-year EBITDA growth of the SUNation businesses in 2023 and 2024.

The Short-Term Note was paid in full on June 1, 2023. The Long-Term Note is unsecured and matures on November 9, 2025. It carries an annual interest rate of 4% until the first anniversary of issuance, then 8% thereafter until the Long-Term Note is paid in full. The Company will be required to make a principal payment of $2.74 million on the second anniversary of the Long-Term Note. As of October 15, 2023, the full $5.5 million remained outstanding under the Long-Term Note and the Company had paid an aggregate amount of interest on the Long-Term Note of $31,263.

On May 14, 2024, the Company received a demand letter sent by Messrs. Maskin and Brennan for its failure to pay the first earnout payment of $2,500,000 under the Transaction Agreement, which was due on May 6, 2024.

Mr. Udseth

In connection with Mr. Udseth’s resignation, the Company and Mr. Udseth entered into a Separation Agreement, dated as of May 19, 2024 (the “Separation Agreement”). The Separation Agreement provides that Mr. Udseth’s Employment Agreement dated December 5, 2022 is terminated and has no further force or effect, with no provisions surviving.

The Separation Agreement provides that Mr. Udseth will receive four months of severance, for a total of $100,000, paid on the Company’s normal bi-weekly payroll schedule. In addition, the Company will pay Mr. Udseth four months of his COBRA premiums.

The foregoing summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Transition Agreement, a copy of which is filed as Exhibit 10.2 to this report and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On May 17, 2024, the Company issued a press release related to the transition discussed in Item 5.02 above. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in that filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated November 9, 2022, between Pineapple Energy Inc. and Scott Maskin (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on November 10, 2022)

10.2	Separation Agreement between Kyle Udseth and Pineapple Energy Inc. dated May 19, 2024
99.1	Press Release dated May 17, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINEAPPLE ENERGY INC.
Date: May 23, 2024	By:	/s/ Eric Ingvaldson
Eric Ingvaldson
Chief Financial Officer